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                                                                  Exhibit 99.1


                               CONSENT OF PERSON
                              NAMED AS A DIRECTOR

         The undersigned hereby consents to being named as a person to become a director of NCO Group, Inc. (the "Company") in the Company's Registration Statement on Form S-1, relating to the registration for sale of 2,875,000 shares of the Company's common stock, and in all amendments thereto filed with the Securities and Exchange Commission.

                                            /s/ Eric Siegel
                                            ---------------

Dated:  October 16, 1996